                                                                  Exhibit (a.2)

                               ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT

         ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the ING UBS Tactical Asset Allocation and ING MFS Research Equity Portfolios as follows:

Old Name                                                      New Name

ING UBS Tactical Asset Allocation Portfolio - Initial Class.....  ING UBS U.S. Allocation Portfolio - Initial Class

ING UBS Tactical Asset Allocation Portfolio - Adviser Class.....  ING UBS U.S. Allocation Portfolio - Adviser Class

ING UBS Tactical Asset Allocation Portfolio - Service Class.....  ING UBS U.S. Allocation Portfolio - Service Class

ING MFS Research Equity Portfolio - Initial Class...............  ING UBS U.S. Large Cap Equity Portfolio - Initial Class

ING MFS Research Equity Portfolio - Adviser Class...............  ING UBS U.S. Large Cap Equity Portfolio - Adviser Class

ING MFS Research Equity Portfolio - Service Class...............  ING UBS U.S. Large Cap Equity Portfolio - Service Class

         SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on February 4, 2004.

         THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

         FOURTH: The foregoing amendment shall be effective on May 1, 2004.

         IN WITNESS WHEREOF, ING Partners, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 9th day of April, 2004.

         ING PARTNERS, INC.

                                                  By: /s/ Laurie M. Tillinghast
                                                      -------------------------
                                                      Laurie M. Tillinghast
                                                      Vice President
WITNESS:

/s/ Megan L. Dunphy
-------------------------
Megan L. Dunphy
Assistant Secretary

                                   CERTIFICATE

         THE UNDERSIGNED, Vice President of ING PARTNERS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                    /s/ Laurie M. Tillinghast
                                                    -------------------------
                                                    Laurie M. Tillinghast
                                                    Vice President